Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in the Report of Herbst Gaming, Inc. on Form 8-K/A of our report on Mark Twain Casino, L.L.C. dated January 19, 2005.

/s/ CLIFTON GUNDERSON LLP

CLIFTON GUNDERSON LLP

St. Joseph, Missouri
April 14, 2005